Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-34313, 333-33860, 333-56612, 33-88270, 333-108867, 333-120516 and 333-132499 on Form S-8 of our report dated March 16, 2005, relating to the consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for the year ended December 31, 2004, of Ameristar Casinos, Inc., appearing in this Annual Report on Form 10-K of Ameristar Casinos, Inc. for the year ended December 31, 2006.
/s/ Deloitte & Touche LLP

Las Vegas, Nevada
March 15, 2007